The Dreyfus/Laurel Funds, Inc.
                            Registration No. 811-5270

                               Sub-Items 77D & 77I

On April 26, 2007, the Board of Directors of The Dreyfus/Laurel Funds, Inc. (the "Registrant") unanimously approved changes to the investment policy of Dreyfus Municipal Reserves (the "Fund") and the issuance of new classes for the Fund, descriptions of which appear in the documents incorporated by reference below:

1. The Fund's Prospectuses and Statement of Additional Information, each dated July 2, 2007, incorporated by reference to Post-Effective Amendment No. 105 to the Registrant's Registration Statement on Form N-1A, filed on June 28, 2007.

2. The Registrant's Articles of Amendment, incorporated by reference to Exhibit
(A)(26) of Post-Effective Amendment No. 106 to the Registrant's Registration Statement on Form N-1A, filed on December 26, 2007.

3. The Registrant's Rule 12b-1 Shareholder Services Plan for Class B shares, incorporated by reference to Exhibit (M)(11) of Post-Effective Amendment No. 104 to the Registrant's Registration Statement on Form N-1A, filed on May 1, 2007.

4. The Registrant's Rule 12b-1 Distribution Plan for Class B shares, incorporated by reference to Exhibit (M)(7) of Post-Effective Amendment No. 104 to the Registrant's Registration Statement on Form N-1A, filed on May 1, 2007.

5. The Registrant's 18f-3 Plan, incorporated by reference to Exhibit (N)(8) of Post-Effective Amendment No. 104 to the Registrant's Registration Statement on Form N-1A, filed on May 1, 2007.